EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Range Resources Corporation:

We consent to the incorporation by reference in the Registration Statements (No. 333-76837 and No. 333-118417) on Form S-3, (No. 333-78231 and 333-108516) on Form S-4, and (Nos. 333-90760, 333-63764, 333-40380, 333-30534, 333-88657, 333-69905, 333-62439, 333-44821, 333-10719, 333-105895 and 333-116320) on Form S-8 of Range Resources Corporation of our report relating to the consolidated statements of operations, stockholders’ equity, comprehensive income (loss) and cash flows for the year ended December 31, 2002.

/s/ KPMG LLP

Dallas, Texas
March 1, 2005